EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
                    VOTE THIS VOTING INSTRUCTION CARD TODAY!
                    YOUR PROMPT RESPONSE WILL SAVE YOUR FUND
                       THE EXPENSE OF ADDITIONAL MAILINGS


VOTING INSTRUCTION CARD                                  VOTING INSTRUCTION CARD

               TOUCHSTONE INVESTMENT TRUST INTERMEDIATE TERM U.S.
                              GOVERNMENT BOND FUND

           SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2004

The undersigned hereby instructs Jay S. Fitton and Elizabeth A. Santen, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of Touchstone Investment Trust Intermediate Term U.S. Government Bond Fund (the "Fund") which the undersigned is entitled to vote at a special meeting of shareholders of the Fund to be held at 10:00 a.m., Eastern time, on May 21, 2004, at the offices of the Trust, 221 East Fourth Street, Suite 300, Cincinnati, Ohio 45202 and at any adjournment thereof, as indicated on the reverse side. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. A majority of the proxies present and acting at the meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power of authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT, AS APPLICABLE, IS HEREBY ACKNOWLEDGED.

                                        PLEASE SIGN,  DATE, AND RETURN  PROMPTLY
                                        IN THE ENCLOSED ENVELOPE

                                        Dated:         , 2004

                                        ----------------------------------------



                                        ----------------------------------------
                                        Signature(s), Title (if applicable)

                                        NOTE:  PLEASE SIGN  EXACTLY AS YOUR NAME
                                        (S) APPEAR ON THIS CARD. When signing as
                                        attorney,    executor,    administrator,
                                        trustee,  guardian or as custodian for a
                                        minor  please  sign  your  name and give
                                        your full  title as such.  If signing on
                                        behalf of a corporation  please sign the
                                        full  corporate  name and your  name and
                                        indicate  your  title.   If  you  are  a
                                        partner   signing  for  a   partnership,
                                        please sign the  partnership  name, your
                                        name  and  indicate  your  title.  Joint
                                        owners    should    each   sign    these
                                        instructions.   Please  sign,  date  and
                                        return.


    UNLESS VOTING BY TELEPHONE OR THE INTERNET, PLEASE SIGN, DATE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE!

                    VOTE THIS VOTING INSTRUCTION CARD TODAY!
                    YOUR PROMPT RESPONSE WILL SAVE YOUR FUND
                       THE EXPENSE OF ADDITIONAL MAILINGS


                              YOUR PROXY VOTE IS IMPORTANT! AND NOW YOU CAN VOTE YOUR PROXY ON THE PHONE OR ON THE INTERNET.

                              JUST FOLLOW THESE SIMPLE STEPS:

                              1.   READ  YOUR  PROXY  STATEMENT  AND  HAVE IT AT
                                   HAND.

                              2.   CALL  TOLL-FREE  1-888-XXX-XXXX  OR GO TO THE
                                   WEBSITE: HTTPS://VOTE.PROXY-DIRECT.COM

                              3.   FOLLOW THE RECORDED OR ON SCREEN DIRECTIONS.

                              4. DO NOT MAIL YOUR PROXY CARD WHEN YOU VOTE BY PHONE OR VIA THE INTERNET.


SHARES HELD ON BEHALF OF THE SHAREHOLDER WILL BE VOTED AS INDICATED BELOW OR FOR ANY PROPOSAL FOR WHICH NO CHOICE IS INDICATED.

IF THIS INSTRUCTION CARD IS SIGNED AND RETURNED AND NO SPECIFICATION IS MADE, THE FUND SHALL VOTE FOR THE PROPOSAL.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

1. To approve a Plan of Reorganization that provides for the acquisition of all of the assets of Touchstone Intermediate Term U.S. Government Bond Fund by Touchstone Core Bond Fund in exchange for shares of Touchstone Core Bond Fund and the assumption by Touchstone Core Bond Fund of all of the liabilities of Touchstone Intermediate Term U.S. Government Bond Fund.


         |_| FOR           |_| AGAINST           |_| ABSTAIN


       IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE BEFORE MAILING